UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 20, 2016

Premier Exhibitions, Inc.
(Exact Name of Registrant as Specified in Charter)

FLORIDA	000-24452	20-1424922
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3045 Kingston Court, Suite I, Peachtree Corners, GA 30071
(Address of Principal Executive Offices) (Zip Code)

(404) 842-2600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

         On October 20, 2016, Premier Exhibitions, Inc. (the "Company") announced that it entered into a Limited Licensing Agreement (the “Agreement”) with Vancouver-based Infinity Filmed Entertainment Group Ltd. and Partners In Motion Pictures Inc. (the “Partners”).  Under the Agreement, the Partners have access to use the Titanic intellectual property for the limited purpose to produce a new television series, Titanic: Stories from the Deep (the “TV Series”). The Agreement allows the Partners to create pitch materials from archived images and underwater footage for solicitation to potential broadcasters and financiers throughout the development phase of the TV Series.

         The Company issued a press release relating to the execution of the Agreement.  A copy of the press release is being filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

99.1     Press Release dated October 20, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

Date: October 20, 2016	By:	/s/ Jerome Henshall
Jerome Henshall
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 20, 2016